Exhibit 4.1

Execution Version

SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD.

as Issuer

SEAGATE TECHNOLOGY UNLIMITED COMPANY

SEAGATE TECHNOLOGY HOLDINGS PLC

SEAGATE HDD CAYMAN

as Guarantors

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

Indenture

Dated as of May 27, 2025

5.875% Senior Notes due 2030

CROSS-REFERENCE TABLE 1

TIA Sections	Indenture Sections
§ 310 (a)	7.10
(b)	7.08
§ 311	7.03
§ 312	11.02
§ 313	7.06
§ 314 (a)	4.04
(c)	11.04
(e)	11.05
§ 315 (a)	7.01, 7.02
(b)	7.02, 7.05
(c)	7.01
(d)	7.01, 7.02
(e)	6.13
§ 316 (a)	2.05, 6.02, 6.11, 6.12
(b)	6.06, 6.07
(c)	11.02
§ 317 (a) (1)	6.03
(a) (2)	6.04
(b)	2.03
§ 318	11.01

1	Note: The Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

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EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Institutional Accredited Investor Certificate
EXHIBIT H	Certificate of Beneficial Ownership
EXHIBIT I	Temporary Offshore Global Note Legend

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INDENTURE, dated as of May 27, 2025, among SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD., a private company limited by shares registered in Singapore, as issuer (the “Company”), SEAGATE TECHNOLOGY UNLIMITED COMPANY, a private unlimited company incorporated under the laws of Ireland and parent of the Company (“STUC”), SEAGATE HDD CAYMAN, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“HDD Cayman”) and SEAGATE TECHNOLOGY HOLDINGS PLC, a public limited company incorporated under the laws of Ireland and ultimate parent of the Company (“Parent”) and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $400,000,000 aggregate principal amount of the Company’s 5.875% Senior Notes due 2030 as provided herein (the “Initial Notes”, and together with the Exchange Notes and the Additional Notes, the “Notes”). All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

In addition, the Guarantors (as defined below) have duly authorized the execution and delivery of this Indenture as guarantors of the Notes. All things necessary to make this Indenture a valid agreement of the Guarantors, in accordance with its terms, have been done, and the Guarantors have done all things necessary to make the Guarantee (as defined below), when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Guarantors as hereinafter provided.

Initially, this Indenture shall not be qualified under the Trust Indenture Act. If this Indenture is later qualified under the Trust Indenture Act, then this Indenture will be subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be made a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“act” has the meaning assigned to such term in Section 11.02.

“Additional Amounts” has the meaning assigned to such term in Section 4.13.

“Additional Interest” means additional interest owed to the Holders pursuant to the Registration Rights Agreement.

“Additional Notes” means notes in an unlimited amount issued from time to time under this Indenture in addition to the $400,000,000 aggregate principal amount of the Notes originally issued hereunder, having the same terms in all respects as the Notes hereunder (other than differences in the issue date, the issue price, interest accrued prior to the issue date of such Additional Notes and, if applicable, restrictions on transfer in respect of such Additional Notes).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Aggregate Debt” means the sum of the following as of the date of determination, without duplication: (i) the sum of the then outstanding aggregate principal amount of Indebtedness of the Company and its Consolidated Subsidiaries, without duplication, incurred after the Issue Date and secured by Liens not permitted under Section 4.07(a); (ii) the then outstanding aggregate principal amount of all Subsidiary Debt incurred after the Issue Date, without duplication, and not permitted under the second paragraph of Section 4.08(a); and (iii) the then existing Attributable Liens of the Company and its Consolidated Subsidiaries in respect of sale and lease-back transactions, without duplication, entered into after the Issue Date pursuant to Section 4.09(b). Whenever a calculation is to be made with respect to creation or incurrence under revolving credit Indebtedness, such calculation may at the Company’s option be determined by treating the maximum committed amount of such revolving credit Indebtedness as having been incurred on the date of such calculation, whether or not such amount has actually been drawn upon, and, if such election has been made, (i) subsequent borrowings and reborrowings of such revolving credit Indebtedness (and related Liens), up to the maximum committed amount, shall not be deemed additional incurrences of Indebtedness (and related Liens) requiring calculations of the amount of Aggregate Debt (but subsequent borrowings in connection with increases in such maximum committed amount shall require calculations under this definition, or shall otherwise comply with Section 4.07, Section 4.08 and Section 4.09, as applicable), and (ii) for purposes of subsequent calculations under this definition, the maximum committed amount of such revolving credit Indebtedness on the date of any such calculation shall be deemed to be outstanding throughout such period, whether or not such amount is actually outstanding.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)(a) the sum of the present values at such Redemption Date of the redemption price of such Note that would apply if such Note were redeemed on June 1, 2027 (as set forth in the table appearing in Section 3.01(c)) plus the remaining scheduled payments of interest thereon to and including June 1, 2027, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, less (b) interest accrued to the Redemption Date, and

(2) 100% of the principal amount of such Note to be redeemed,

as calculated by the Company or on behalf of the Company by such Person as the Company will designate; provided that such calculation will not be the duty or obligation of the Trustee.

“Attributable Liens” means, in connection with a sale and lease-back transaction, the lesser of: (i) the fair market value of the assets subject to such transaction, as determined in good faith by the Company’s Board of Directors; and (2) the present value (discounted at a rate of 10% per annum compounded monthly) of the obligations of the lessee for rental payments during the shorter of the term of the related lease or the period through the first date on which the Company may terminate the lease.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Authorized Agent” has the meaning set forth in Section 11.14.

“Board of Directors” means the Board of Directors of the Company or a Guarantor, or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company or the Guarantors, as applicable, and remains in full force and effect as of the date of its certification.

“Business Day” means each day that is not a Legal Holiday.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP as in effect on the Issue Date.

“Capital Stock” means, with respect to any Person, any and all shares or shares of stock of a corporation or company, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control ” means:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than, in the case of the Company, a Guarantor and any of their Wholly Owned Subsidiaries), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or a Guarantor (for purposes of this clause (1), a person shall be deemed to beneficially own any Voting Stock of a person (the “ specified person ”) held by any other person (the “parent entity ”) so long as such person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of the parent entity); provided, however, that a transaction will not be deemed to involve a Change of Control under this clause (1) if (a) the Company or a Guarantor becomes a direct or indirect wholly owned subsidiary of a holding company, and (b)(i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of such Guarantor’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” or “group” (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company or a Guarantor; or

(3) the merger or consolidation of the Company or a Guarantor with or into another Person or the merger of another Person with or into the Company or a Guarantor, or the sale of all or substantially all the assets of the Company or a Guarantor (determined on a consolidated basis) to another Person (other than the Company or any of its Subsidiaries), other than a transaction following which, in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company or a Guarantor immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction.

“Change of Control Triggering Event” means the occurrence of (x) a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period by each of Moody’s and S&P (or, in the event S&P or Moody’s or both shall cease rating the Notes (for reasons outside the control of the Company or the Guarantors) and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency) and (y) the rating of the Notes on any day during such Ratings Decline Period is below the lower of the rating by such Rating Agency in effect (i) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (ii) the Issue Date.

“Change in Tax Law” means any change in or any amendment to the laws, including any applicable double taxation treaty or convention (or regulation, protocol or ruling promulgated thereunder), of Singapore, or any Other Jurisdiction, or of any political subdivision or taxing authority thereof, affecting taxation, or any change in or any amendment to the official position regarding the application or interpretation of such laws, double taxation treaty or convention, or regulations, protocols or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) that becomes effective on or after the Issue Date (or, in the case of another jurisdiction, on or after a later date on which any of its successor persons becomes such as permitted under this Indenture) and as a result of such change or amendment, it is determined by the Company (or any relevant successor) that (i) the Company or any relevant successor would be required to make payments of Additional Amounts on the next succeeding date for the payment thereof and (ii) the effect of such change or amendment cannot be avoided through any reasonable measures available to the Company; provided that changing the jurisdiction of the Company (or any relevant successor) is not a reasonable measure for purposes of this clause (ii).

“Clearstream” means Clearstream Banking, Société Anonyme, Luxembourg and any successor thereto.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Consolidated Net Worth” means, as of any date of determination, the Shareholders’ Equity of the Company and its Consolidated Subsidiaries on that date.

“Consolidated Subsidiaries” means, as of any date of determination and with respect to any Person, those Subsidiaries of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“Corporate Trust Office” means the office of the Trustee specified in Section 11.03 hereof or such other address as to which the Trustee may give notice to the Company. With respect to registration for transfer or exchange, presentation at maturity or for redemptions, such office shall also mean the office or agency of the Trustee located at the date hereof at Corporate Trust Operations, 1505 Energy Park Drive, St. Paul, MN 55108.

“Deemed Capital Leases” means obligations of a Person that are classified as “capital lease obligations” under GAAP due to the application of ASC Topic 842 or any subsequent pronouncement having similar effect and, except for such regulation or pronouncement, such obligation would not constitute a Capital Lease.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“DTC” means The Depository Trust Company, a New York corporation, and any successor thereto.

“DTC Legend” means the legend set forth in Exhibit D.

“Equity Offering” means a public or private offering for cash by the Company, or any direct or indirect parent of the Company, of its ordinary shares, common equity or preferred shares other than (1) public offerings registered on Form S-4 or S-8 or (2) an issuance to any Subsidiary or other Affiliate.

“Euroclear” means the Euroclear Bank, S.A/N.V., as operator of the Euroclear System and any successor thereto.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means (i) Exchange Securities as defined in the Registration Rights Agreement and (ii) any Notes not bearing a Restrictive Legend issued upon cancellation of Initial Notes or Initial Additional Notes when the applicable Restricted Period has elapsed.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

“expiration date” has the meaning assigned to such term in Section 3.04.

“GAAP” means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, which are in effect as of the date of determination without giving effect to the application to any Deemed Capital Lease of ASC Topic 842 or any subsequent pronouncement having similar effect.

“Global Note” means a Note in registered global form without interest coupons.

“Governmental Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means the guarantee by each of the Guarantors of the Company’s obligations with respect to the Notes.

“Guaranteed Obligations” has the meaning set forth in Section 10.01(b).

“Guarantor” or “Guarantors” means (i) STUC, (ii) the Parent, (iii) HDD Cayman or (iv) any successor obligor under the Guarantee pursuant to Article 5, and each entity that, pursuant to Section 4.08(c), executes a supplemental indenture to this Indenture providing for the guarantee of the payment of the Notes, in each case unless and until the Guarantors are released from their respective Note Guarantee pursuant to this Indenture.

“Holder” or “Noteholder” means the registered holder of any Note.

“Indebtedness” of any specified Person means any indebtedness in respect of borrowed money; provided that no Deemed Capital Lease obligation shall be considered Indebtedness.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company and the Guarantors relating to the sale of the Notes by the Company.

“interest”, in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any, together with any Additional Amounts thereon, if any.

“Interest Payment Date” means each January 15 and July 15, commencing on January 15, 2026.

“Issue Date” means May 27, 2025.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or in the place of payment.

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Note Guarantee” means the guarantee of the Notes by the Guarantors pursuant to this Indenture.

“Notes” has the meaning assigned to such term in the Recitals.

“offer” has the meaning assigned to such term in Section 3.04.

“Offering Memorandum” means the final offering memorandum dated May 12, 2025, relating to the offering and sale of the Notes.

“Offer to Purchase” has the meaning assigned to such term in Section 3.04.

“Officer” means the chairperson of the board of directors, if any, a director, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, any authorized officer as provided in the Company’s resolutions, any other officer designated by any such individuals of the Company or any other Person, as the case may be, or a person duly authorized under applicable law by the managers, members or a similar body to act on behalf of the Company or such Person.

“Officers’ Certificate” means a certificate signed in the name of the Company or a Guarantor, as applicable, by two Officers of the Company or such Guarantor.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Guarantors or the Company, which is satisfactory to the Trustee.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Other Jurisdiction” has the meaning assigned to such term in Section 4.13.

“Parent” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted Bank Indebtedness” means any Indebtedness of the Guarantors or any Subsidiary of the Guarantors pursuant to one or more credit facilities with banks or other lenders providing for revolving credit loans or term loans or the issuance of letters of credit or bankers’ acceptances or the like and guarantees of such Indebtedness by the Guarantors or any Subsidiary of the Guarantors; provided that the aggregate principal amount at any time outstanding does not exceed $2.0 billion.

“Permitted Liens” means:

(a) Liens existing on the Issue Date other than Liens securing Permitted Bank Indebtedness;

(b) Liens securing Permitted Bank Indebtedness;

(c) Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(d) (i) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of any Principal Property, including Capital Lease transactions in connection with any such acquisition, and (ii) Liens existing on any Principal Property at the time of acquisition thereof or at the time of acquisition by the Company of any Person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that, with respect to clause (i), the Liens shall be given within 12 months after such acquisition and shall attach solely to the Principal Property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof;

(e) pre-existing Liens on assets acquired after the Issue Date;

(f) Liens in favor of the Guarantors, the Company or a Subsidiary of the Company;

(g) purchase money Liens or purchase money security interests upon or in any Principal Property acquired or held by the Company in the ordinary course of business to secure the purchase price of such Principal Property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such Principal Property;

(h) Liens on any Principal Property in favor of the United States of America or any State thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such Principal Property;

(i) Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 30 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(j) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(k) Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(l) licenses of intellectual property of the Company and its Subsidiaries granted in the ordinary course of business or otherwise; or

(m) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the preceding clauses (a) to (l), inclusive.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of any Indebtedness means the principal amount of such Indebtedness (or if such Indebtedness was issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness), together with, unless the context otherwise indicates, any premium then payable on such Indebtedness and any Additional Amounts in respect thereof.

“Principal Property” means, with respect to any Person, all of such Person’s interests in any kind of property or asset (including the Capital Stock in and other securities of any other Person), except such as the Company’s Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Company and its Consolidated Subsidiaries taken as a whole) not to be material to the business of the Company and its Consolidated Subsidiaries, taken as a whole.

“purchase amount” has the meaning assigned to such term in Section 3.04.

“purchase date” has the meaning assigned to such term in Section 3.04.

“Rating Agency” means a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors of the Company) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Ratings Decline Period” means the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a Change of Control or of the intention by the Company or a shareholder of the Company, to effect a Change of Control or (b) the occurrence thereof and (ii) ends 60 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the Notes, as noted by the applicable rating agency, is under publicly announced consideration for downgrade by the applicable rating agency.

“Redemption Date” shall mean the date specified for redemption of the Notes in accordance with the terms of Section 3.01 or Section 3.02, as applicable.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Registration Exchange Offer” means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in the Registration Rights Agreement.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date among the Company, the Guarantors and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements among the Company, the Guarantors and the Initial Purchasers party thereto relating to rights given by the Company and the Guarantors to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

“Regular Record Date” for the interest payable on any Interest Payment Date means the January 1 or July 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee stating that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Guarantors as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc. and its successors.

“Securities Act” means the Securities Act of 1933, as amended.

“self-liquidating paper” has the meaning assigned to such term in Section 7.03.

“Senior Officer” of any specified Person means any director, the chief executive officer, any president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary.

“Shareholders’ Equity” of a Person means, as of any date of determination, shareholders’ equity as reflected on such Person’s most recent consolidated balance sheet prepared in accordance with GAAP.

“Significant Subsidiary” has the meaning set forth in Regulation S-X, promulgated by the Commission, as may be amended from time to time.

“Stated Maturity” means (i) with respect to any Indebtedness, the date specified as the fixed date on which the final installment of principal of such Indebtedness is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Indebtedness, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other similar entity a majority of whose Voting Stock is owned, directly or indirectly, by such Person or a Subsidiary of such Person.

“Tax Redemption” has the meaning assigned to such term in Section 3.02.

“Tax Redemption Price” has the meaning assigned to such term in Section 3.02.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit I.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to June 1, 2027 (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to June 1, 2027 on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, June 1, 2027, as applicable. If there is no United States Treasury security maturing on June 1, 2027 but there are two or more United States Treasury securities with a maturity date equally distant from June 1, 2027, one with a maturity date preceding June 1, 2027 and one with a maturity date following June 1, 2027, the Company shall select the United States Treasury security with a maturity date preceding June 1, 2027. If there are two or more United States Treasury securities maturing on June 1, 2027 or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned” means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by a Guarantor and one or more Wholly Owned Subsidiaries of a Guarantor (or a combination thereof).

Section 1.02 Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture. To the extent of such incorporation, the following Trust Indenture Act terms used in connection with this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantee means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantee, respectively.

ARTICLE 2

THE NOTES

Section 2.01 Form, Dating and Denominations. (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) (1) Except as otherwise provided in paragraph (c), Section 2.09(b)(4), or Section 2.10(b)(3), (b)(5) or (c), each Initial Note or Initial Additional Note (other than a Permanent Offshore Global Note) will bear the Restricted Legend.

(2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(4) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(5) Initial Notes and Initial Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(6) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

(7) Notes sold or transferred to Affiliates shall be issued in the form of Certificated Notes.

(c) (1) When the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible (without limits) for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or (2) after an Initial Note or any Initial Additional Note is (x) sold pursuant to an effective registration statement under the Securities Act (pursuant to the Registration Rights Agreement or otherwise), or (y) validly tendered for exchange into an Exchange Note pursuant to a Registration Exchange Offer, the Company shall instruct in writing the Trustee to cancel the Notes and issue to the non-Affiliate Holders thereof (or to their transferees) new Notes of like tenor and amount, registered in the name of the Holder thereof (or to their transferees), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.02 Execution and Authentication; Exchange Notes; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will nevertheless be valid.

(b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver:

(i) Initial Notes for original issue in the aggregate principal amount not to exceed $400,000,000,

(ii) Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, and

(iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes, after the following conditions have been met:

(1) Receipt by the Trustee of a written order from the Company signed by an Officer specifying:

(A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(B) whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes,

(C) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(D) other information the Company may determine to include or the Trustee may reasonably request.

(2) In the case of Additional Notes, if such Additional Notes are not fungible with the Original Notes for U.S. federal income tax purposes, then such Additional Notes shall have a separate CUSIP number, ISIN or other identifying number from the Original Notes.

(3) In the case of Exchange Notes issued in a Registration Exchange Offer, effectiveness of an Exchange Offer Registration Statement and consummation of the Registration Exchange Offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

Section 2.03 Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.

(b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee in writing of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04 Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of this Indenture. The requesting Holder must furnish an indemnity that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05 Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(1) Notes cancelled by the Trustee or delivered to it for cancellation;

(2) any Note which has been paid pursuant to Section 2.04 and any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3) on or after the maturity date or any Redemption Date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

(b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee actually knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

Section 2.06 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07 Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers, and the Trustee will use CUSIP numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.09 Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as set forth in Section 2.09(b)(4) and (ii) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(3) Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c) Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that:

(x) no transfer or exchange will be effective until it is registered in such register; and

(y) neither the Company nor the Trustee will be required (i) to issue, register the transfer of or exchange any Note for a period beginning at the opening of business 15 calendar days before the Company sends a notice of redemption of Notes to be redeemed or makes an Offer to Purchase and ending at the close of business on the day such notice of redemption is sent or such Offer to Purchase is made, (ii) to register the transfer of or exchange of any Note so selected for redemption or subject to purchase in such Offer to Purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or subject to purchase, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of such redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company or the Guarantors may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10 Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary, Euroclear and Clearstream. The Trustee shall refuse to register any requested transfer or exchange that does not conform to the applicable certificate attached as an exhibit hereto. Subject to Section 2.04, Certificated Notes must be presented in connection with a transfer.

(b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1)	No certification is required.
(2)

The Person requesting the transfer or exchange must deliver or cause to be delivered to the Registrar a duly completed Regulation S Certificate; provided that, if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3)

The Person requesting the transfer or exchange must deliver or cause to be delivered to the Registrar (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that, if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Registrar or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.
(4)	The Person requesting the transfer or exchange must deliver or cause to be delivered to the Registrar a duly completed Rule 144A Certificate.
(5)

Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Registrar a duly completed (x) Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein):

(1) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Company may require from any Person requesting a transfer or exchange in reliance upon this Section 2.10(c) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) (x) sold pursuant to an effective registration statement (pursuant to the Registration Rights Agreement or otherwise) or (y) which is validly tendered for exchange into an Exchange Note pursuant to a Registration Exchange Offer.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee and the Registrar will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

(e) Each Holder of a Note agrees to indemnify the Company, the Guarantors, the Trustee and the Registrar against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(f) Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g) Neither the Trustee nor any Agent Member shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.11 Temporary Offshore Global Notes. (a) Each Note originally sold in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Registrar (and the Registrar will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period. Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

ARTICLE 3

REDEMPTION; OFFER TO PURCHASE

Section 3.01 Optional Redemption.

(a) At any time prior to June 1, 2027, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount of Notes to be redeemed and rounded to three decimal places) equal to the Applicable Premium, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

(b) At any time prior to June 1, 2027, the Company may, at its option, redeem up to 40.0% of the outstanding principal amount of the Notes (including Additional Notes, if any) with the net cash proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of the principal amount of Notes to be redeemed) of 105.875% plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date; provided that (i) at least 60.0% of the aggregate principal amount of Notes originally issued under this Indenture on the Issue Date remains outstanding immediately after the occurrence of each such redemption and (ii) notice of any such redemption is mailed within 60 days of the closing of the related Equity Offering.

(c) At any time on or after June 1, 2027, the Company may, at its option, redeem the Notes, in whole or in part, on one or more occasions, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve month period beginning on July 15 in each of the years indicated below:

Year	Percentage
2027	102.938%
2028	101.469%
2029 and thereafter	100.000%

Section 3.02 Redemption for Tax Reasons.

(a) The Company may, at its option, redeem the Notes in whole (a “Tax Redemption”) at any time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for redemption (the “Tax Redemption Price”) if a Change in Tax Law occurs.

(b) The date and the applicable redemption price will be specified in the notice of Tax Redemption, which will be given in accordance with Section 3.03 not earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts if a payment in respect of the Notes were actually due on such date and, at the time such notification of redemption is given, such obligation to pay such Additional Amounts remains in effect.

(c) Prior to giving the notice of a Tax Redemption, the Company will deliver to the Trustee an Officer’s Certificate stating that the Company is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to so redeem have occurred and an Opinion of Counsel to that effect based on the statement of facts.

Section 3.03 Method and Effect of Redemption. (a) If the Company elects to redeem Notes, it must notify the Trustee of the Redemption Date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 5 Business Days before the sending of a notice of redemption (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Officers’ Certificate must also specify a record date not less than 15 days after the date the notice of redemption is given to the Trustee. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption. On or before a Redemption Date, the Company will deposit with the Paying Agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date. In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depositary, the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

(b) The notice of redemption will identify the Notes (including CUSIP numbers) to be redeemed and will include or state the following:

(1) the Redemption Date;

(2) the redemption price, including the portion thereof representing any accrued and unpaid interest;

(3) the place or places where Notes are to be surrendered for redemption;

(4) Notes called for redemption must be so surrendered in order to collect the redemption price;

(5) on the Redemption Date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the Redemption Date;

(6) if any Note is redeemed in part, on and after the Redemption Date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued;

(7) if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the notice of redemption and the Holder should rely only on the other identification numbers printed on the Notes; and

(8) whether the notice of redemption is conditional and what conditions shall occur prior to the Redemption Date.

(c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the Redemption Date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Commencing on the Redemption Date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

(d) Notice of any redemption of Notes may, at the Company’s discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control of the Company or another entity). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition precedent, and such notice of redemption may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the second Business Day immediately preceding the relevant Redemption Date. The Company shall provide written notice to the Trustee prior to the close of business two Business Days prior to the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Notes called for redemption will become due and payable on the Redemption Date and at the applicable price as set forth in Section 3.01 or Section 3.02.

Section 3.04 Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Company to purchase Notes as required by this Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Company will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company.

(b) The offer must include or state the following as to the terms of the Offer to Purchase:

(1) the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(2) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the “purchase amount”);

(3) the purchase price, including the portion thereof representing accrued and unpaid interest;

(4) an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(5) information concerning the business of Parent and its Subsidiaries (which information may be incorporated by reference in such Offer to Purchase), which the Company in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase, at a minimum to include:

(A) the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for Parent,

(B) a description of material developments in Parent’s business subsequent to the date of the latest of the financial statements (including a description of the events requiring the Company to make the Offer to Purchase), and

(C) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase;

(6) that a Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in a minimum denomination of $2,000 or integral multiples of $1,000 principal amount in excess thereof (provided that no Notes in denominations of $2,000 or less may be tendered in part);

(7) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(8) that each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer) or in accordance with DTC’s applicable procedures;

(9) that interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(10) that on the purchase date the purchase price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(11) that Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company, as applicable, or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender; provided that, if Notes are held in book entry form, such withdrawal shall be in accordance with DTC’s applicable procedures;

(12) (i) that if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company, as applicable, will purchase all such Notes, and (ii) that if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company, as applicable, will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in minimum denominations of $2,000 or integral multiples of $1,000 principal amount in excess thereof will be purchased;

(13) that if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(14) that if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the offer and the Holder should rely only on the other identification numbers printed on the Notes.

(c) Prior to the purchase date the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d) The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes. (a) The Company shall duly and punctually make all payments in respect of the Notes in accordance with the terms of the Notes and this Indenture. Any payments made or due pursuant to this Indenture shall be considered paid on the applicable date due if by 11:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due. Payment of the principal and interest on the Notes shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(b) The principal amount and accrued interest on the Notes shall be payable at the offices of the Paying Agent; provided that, except in the case of a Global Note, the Company will pay interest (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or (ii) by wire transfer in immediately available funds to a Holder with an aggregate principal amount of Notes of any series in excess of $20 million, to the place and account within the United States designated in writing at least 15 calendar days prior to the interest payment date by the Person entitled thereto as specified in the Register. Presentation of Notes is required for payment at maturity.

(c) The Company agrees to pay interest on overdue principal and overdue installments of interest at the rate per annum specified in the Notes.

Section 4.02 Maintenance of Office or Agency. The Company will maintain in the United States of America an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies in the United States of America where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03 Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each Subsidiary in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Subsidiary; provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole; and provided, further, that this Section does not prohibit any transaction otherwise permitted by Article 5.

Section 4.04 Reports and Delivery of Certain Information. (a) The Company covenants to comply with Section 314(a) of the Trust Indenture Act as it relates to information, documents and reports which the Company may be required to file with the Trustee pursuant to such Section 314(a) and with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or otherwise by the Exchange Act, the Trust Indenture Act or other rules and regulations of the Commission and to file such information, documents and reports with the Trustee within 15 calendar days after the same is filed with the Commission; provided that in each case the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to be “filed” with the Trustee for purposes of this Section 4.04, provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor) and provided, further, that the Company shall promptly notify the Trustee in writing whenever it shall have so filed such materials; and provided, further, that so long as Parent is a Guarantor of the Notes, the information, documents and reports required to be filed and provided as described in this Section 4.04 may, at the Company’s option, be filed and provided by, and be those of, Parent rather than the Company. Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(b) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.05 Payment of Taxes and Other Claims. The Company will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary, other than, in each case of (i) and (ii), any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established or the failure to pay any such tax, assessment, charge or claim would not have a material adverse affect.

Section 4.06 Maintenance of Properties and Insurance. (a) The Company will cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Subsidiaries may be properly conducted at all times; provided that nothing in this Section prevents the Company or any Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal (i)(A) is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole or (B) would not have a material adverse effect on the ability of the Company and the Guarantors to satisfy their obligations under this Indenture and, to the extent applicable (ii) is not otherwise prohibited by this Article 4.

(b) The Company will provide or cause to be provided, for itself and its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith opinion of the Board of Directors, is adequate and appropriate for the conduct of the business of the Company and its Subsidiaries.

Section 4.07 Limitation on Liens. (a) Neither the Company nor any of its Subsidiaries will create or incur any Lien on any Principal Property, whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the Notes shall be equally and ratably secured, until such time as such Indebtedness is no longer secured by such Lien, except:

(i) Liens existing as of the Issue Date;

(ii) Liens granted after the Issue Date created in favor of the Holders of the Notes;

(iii) Liens created in substitution of, or as replacements for, any Liens permitted by clause (i) or (ii) of this Section 4.07(a); provided that, based on a good faith determination of one of the Company’s Senior Officers, the Principal Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien which is being replaced; and

(iv) Permitted Liens.

(b) Notwithstanding Section 4.07(a), the Company or any Subsidiary of the Company may, without equally and ratably securing the Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in Section 4.07(a) if, after giving effect thereto, Aggregate Debt does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of such Lien or (ii) $780.0 million. The Company or any Subsidiary of the Company also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to this Section 4.07(b).

Section 4.08 Limitation on Subsidiary Debt. (a) The Company will not permit any of its Subsidiaries to create, assume, incur, guarantee or otherwise become liable for or suffer to exist any Indebtedness (any Indebtedness of a Subsidiary of the Company, “Subsidiary Debt”), without Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes on an unsecured unsubordinated basis.

The foregoing restriction shall not apply to, and there shall be excluded from Indebtedness in any computation under such restriction, Subsidiary Debt constituting:

(i) Indebtedness of a Person existing at the time such Person is merged into or consolidated with any Subsidiary of the Company or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any Subsidiary of the Company and is assumed by such Subsidiary; provided that any such Indebtedness was not incurred in contemplation thereof and is not guaranteed by any other Subsidiary of the Company (other than any guarantee existing at the time of such merger, consolidation or sale, lease or other disposition of properties and assets and that was not issued in contemplation thereof);

(ii) Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company; provided that any Indebtedness was not incurred in contemplation thereof;

(iii) Indebtedness owed to the Guarantors or any Subsidiary of the Guarantors;

(iv) any guarantee of Permitted Bank Indebtedness; or

(v) Indebtedness outstanding on the date of this Indenture not referred to in clause (iv) above or any extension, renewal, replacement or refunding of any Indebtedness existing on the date of this Indenture or referred to in clauses (i), (ii), (iii) or (iv); provided that any such extension, renewal, replacement or refunding of such Indebtedness shall be created within 12 months of repaying, or terminating the commitments with respect to, the Indebtedness referred to in this clause or clauses (i), (ii), (iii) or (iv) above and the principal amount of the Indebtedness shall not exceed the principal amount of Indebtedness plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

(b) Notwithstanding Section 4.08(a), the Company or any Subsidiary of the Company may, create, incur, issue, assume or guarantee Subsidiary Debt which would otherwise be subject to the restrictions set forth in the preceding paragraph, without Guaranteeing the Notes, if after giving effect thereto, Aggregate Debt does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the date of the creation, incurrence, issuance or assumption of such Subsidiary Debt or (ii) $780.0 million. The Company or any Subsidiary of the Company may, without Guaranteeing the Notes, create or incur

Indebtedness that extends, renews, substitutes or replaces (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Indebtedness permitted pursuant to the preceding sentence; provided that any such extension, renewal, substitution or replacement of such Indebtedness shall be created within 12 months of repaying the Indebtedness referred to in this sentence or the preceding sentence and the principal amount of the Indebtedness shall not exceed the principal amount of Indebtedness plus any premium or fee payable in connection with any such extension, renewal, substitution or replacement, so secured at the time of such extension, renewal, substitution or replacement.

(c) Any Subsidiary of the Company required to Guarantee the Notes pursuant to Section 4.08(a) or that chooses to Guarantee the Notes shall (i) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B or in such other form satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally Guarantee all of the Company’s obligations under the Notes and this Indenture in respect of the Notes on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel. The execution by such Subsidiary of a supplemental indenture pursuant to this Section 4.08(c) shall evidence the Note Guarantee of such Subsidiary, whether or not the person signing as an officer of such Subsidiary still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication shall constitute due delivery of such Note Guarantee set forth in this Indenture on behalf of such Subsidiary. The Note Guarantee of a Subsidiary will terminate upon:

(i) the release or discharge of the Indebtedness of such Subsidiary that resulted in the obligation to Guarantee the Notes pursuant to Section 4.08(a) (other than a discharge of such Indebtedness (A) if such Indebtedness is a guarantee, as a result of payment under such guarantee or (B) as a result of the acceleration of such Indebtedness due to a default or an event of default under the terms thereof);

(ii) a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of such Subsidiary such that such Subsidiary is no longer a Subsidiary of the Guarantors;

(iii) defeasance or discharge of the Notes, as provided under Article 8; or

(iv) if such Subsidiary was not required to Guarantee the Notes pursuant to Section 4.08(a) but did so at its option, the request by such Subsidiary of release at any time; provided that after giving effect to such release the Company would be in compliance with the covenant set forth in this Section 4.08.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel, the Trustee will execute any documents reasonably requested by the Company in order to evidence the release of any Subsidiary Guarantor from its obligations under its Note Guarantee.

Section 4.09 Limitation on Sale and Lease-Back Transactions. (a) Neither the Company nor any of its Subsidiaries will enter into any sale and lease-back transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:

(i) such transaction was entered into prior to the Issue Date;

(ii) such transaction was for the sale and leasing back to the Company of any Principal Property by one of its Subsidiaries;

(iii) such transaction involves a lease for not more than three years (or which may be terminated by the Company within a period of not more than three years);

(iv) the Company would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the Notes, pursuant to Section 4.07(a); or

(v) the Company applies an amount equal to the net proceeds from the sale of the Principal Property to the purchase of another Principal Property or to the retirement of long-term Indebtedness within 12 months before or after the effective date of any such sale and lease-back transaction; provided that in lieu of applying such amount to such retirement, the Company may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to the Company.

(b) Notwithstanding Section 4.09(a), the Company and its Subsidiaries may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the closing date of the sale and lease-back transaction or (ii) $780.0 million.

Section 4.10 Repurchase of Notes upon a Change of Control Triggering Event. (a) Not later than 30 days following a Change of Control Triggering Event, the Company will make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase pursuant to Section 3.04.

(b)The Company will not be required to make an Offer to Purchase following a Change of Control Triggering Event with respect to the Notes if a third party (including a Guarantor) makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase. Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of such Offer to Purchase.

Section 4.11 Reports to Trustee. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its performance under this Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status and what action the Company is taking or proposes to take with respect thereto.

(b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

Section 4.12 Additional Interest Notice. In the event that the Company is required to pay Additional Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Company will provide an Officers’ Certificate (“Additional Interest Notice”) to the Trustee setting forth its obligation to pay Additional Interest no later than 15 days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. Until such time as the Company delivers to the trustee an Additional Interest Notice, the Trustee shall have no duty or obligation to monitor if Additional Interest is due. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

Section 4.13 Payment of Additional Amounts.

(a) Any amounts paid, or caused to be paid, by the Company or any of its successors pursuant to Section 4.01 will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges (“Taxes”) whatsoever imposed, assessed, levied or collected by or on behalf of Singapore, including any political subdivision or taxing authority thereof, or the jurisdiction of incorporation or residence of any of the Company’s successors, or any Subsidiary, branch, division or other entity through which the Company may from time to time direct any payments of principal, premium, if any, interest, and any other amounts payable on the Notes (an “Other Jurisdiction”) except to the extent required by applicable law. If deduction or withholding of any Taxes with respect to any payments under the notes shall at any time be required by Singapore or any Other Jurisdiction, the Company or any relevant successor will, subject to timely compliance by the Holders or beneficial owners of the relevant Notes with any administrative requirements imposed by the applicable taxing authority, pay or cause to be paid such additional amounts (“Additional Amounts”) in respect of principal of, premium, if any, interest or any other amounts payable on the relevant Notes, as may be necessary in order that the net amounts paid to the Holders of the Notes outstanding on the date of the required payment or the Trustee, as the case may be, pursuant to this Indenture, after the deduction or withholding (including any deduction or withholding applicable to Additional Amounts), shall equal the respective amounts that the Holder would have received if the Taxes had not been withheld or deducted.

(b) Notwithstanding the foregoing, no Additional Amounts shall be paid to any Holder or beneficial owner for or on account of any of the following:

(i) any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the fact that the Holder or beneficial owner of the relevant Note has or had some connection with Singapore or any Other Jurisdiction, including that the Holder or beneficial owner is or has been a domiciliary, national or resident of, engages or has been engaged in a trade or business, is or has been organized under, maintains or has maintained an office, a branch subject to taxation, or a permanent establishment, or is or has been physically present in Singapore or any Other Jurisdiction, or otherwise has or has had some connection with Singapore or any Other Jurisdiction, other than solely the holding or ownership of a Note, or the collection of principal of, premium, if any, and interest on, or the enforcement of, a Note;

(ii) any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Note was presented more than 30 days after the date such payment became due or was provided for, whichever is later;

(iii) any present or future Taxes which are payable otherwise than by deduction or withholding on or in respect of the relevant Note;

(iv) any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply, on a sufficiently timely basis, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Singapore or any Other Jurisdiction of the Holder or beneficial owner of the relevant Note, if such compliance is required by a statute or regulation or administrative practice of Singapore, the Other Jurisdiction or any other relevant jurisdiction, or by a relevant treaty, as a condition to relief or exemption from such taxes;

(v) any present or future Taxes (A) which would not have been so imposed, assessed, levied or collected if the beneficial owner of the relevant Note had been the Holder of such Note, or (B) which, if the beneficial owner of such Note had held the Note as the Holder of such Note, would have been excluded pursuant to any one or combination of clauses (i) through (iv) above;

(vi) any capital gain, estate, inheritance, gift, sale, transfer, personal property or similar Tax, assessment or other governmental charge;

(vii) any Taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the Code, as of the issue date (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or

(viii) any combination of the above.

All references herein to payments of principal, premium, if any, and interest on the notes shall be deemed to include any Additional Amounts that may become payable in respect of the notes.

ARTICLE 5

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01 The Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, in a single transaction or in a series of related transactions, unless:

(a) either (i) the Company shall be the continuing Person or (ii) the resulting, surviving or transferee Person (the “Successor Company”) shall be an entity organized or incorporated under the laws of the Republic of Singapore, the laws of the Cayman Islands, the laws of Ireland or the laws of the United States of America, any State thereof or the District of Columbia;

(b) the Successor Company shall expressly assume the Company’s obligations with respect to the Notes and this Indenture pursuant to a supplemental indenture, in form satisfactory to the Trustee;

(c) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(d) the Company or the Successor Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 5.01.

Section 5.02 Guarantors May Consolidate, Etc., Only on Certain Terms. No Guarantor shall consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, in a single transaction or in a series of related transactions, unless:

(a) either (i) such Guarantor shall be the continuing Person or (ii) the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be an entity organized or incorporated under the laws of the Republic of Singapore, the laws of the Cayman Islands, the laws of Ireland or the laws of the United States of America, any State thereof or the District of Columbia

(b) the Successor Guarantor shall expressly assume, by an indenture supplemental hereto, in form satisfactory to the Trustee, executed and delivered to the Trustee, all of the obligations of such Guarantor under the Notes, its respective Guarantee, this Indenture and the Registration Rights Agreement;

(c) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(d) such Guarantor or the Successor Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 5.02.

Section 5.03 Successor Substituted. (a) Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company in accordance with Section 5.01, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

(b) Upon any consolidation of a Guarantor with, or merger of a Guarantor into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of such Guarantor in accordance with Section 5.02, the Successor Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such Successor Guarantor had been named as a Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Guarantee and the Notes.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01 Events of Default. Each of the following shall be an “Event of Default”:

(a) failure by the Company to pay any interest (including Additional Interest) on any Note for 30 calendar days after such interest becomes due;

(b) failure by the Company to pay principal or premium, if any, on any Note when due at Stated Maturity, upon redemption or otherwise (including the failure to pay the repurchase price for Notes tendered pursuant to an Offer to Purchase);

(c) failure by the Company to comply with the notice provisions in connection with a Change of Control Triggering Event for a period of 30 calendar days;

(d) failure by the Company or any of its Subsidiaries or Guarantors to perform, or breach by the Company or any of its Subsidiaries or Guarantors of, any other covenant, agreement or condition in this Indenture (other than a default specified in Section 6.01(a), Section 6.01(b) or Section 6.01(c)) for 90 calendar days after either the Trustee or Holders of at least 25% in principal amount of the outstanding Notes have given, by registered or certified mail, the Company written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, except with respect to any covenant, agreement or condition to file periodic reports with the Trustee under Section 4.04, in which case the 90 calendar day period shall be extended to 150 calendar days;

(e) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Company or such Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or such Significant Subsidiary under any applicable law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Significant Subsidiary or of any substantial part of the property or assets of the Company or such Significant Subsidiary, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

(f) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or such Significant Subsidiary in furtherance of any such action.

Section 6.02 Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default (other than those specified in 6.01(e) and 6.01(f)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal amount plus accrued and unpaid interest on the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount plus accrued and unpaid interest shall become immediately due and payable.

Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(e) or 6.01(f) has occurred and is continuing, the principal amount plus accrued and unpaid interest on the outstanding Notes will automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) At any time after any declaration of acceleration of the Notes or any automatic acceleration under Section 6.01(e) or Section 6.01(f) but before a judgment or decree for payment has been obtained by the Trustee as hereinafter provided, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(i) such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii) all Events of Default, other than the non-payment of the principal amount plus accrued and unpaid interest on the Notes which have become due solely as a result of the accelerated payment requirement, have been cured or waived as provided in Section 6.12.

Section 6.03 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if a default is made in the payment of the principal amount of or premium (if any) on any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal amount, premium (if any) and accrued and unpaid interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding.

Section 6.04 Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.05 Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property to Holders, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: to the payment of all amounts due the Trustee under this Indenture (including its agents and counsel);

SECOND: to the payment of the amounts then due and unpaid on the Notes for the principal amount, premium (if any) and accrued and unpaid interest in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and

THIRD: to the Company.

Section 6.06 Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 6.01(a) or 6.01(b)), unless:

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii) Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any loss, liability or expense to be incurred in compliance with such request;

(iv) the Trustee for 60 calendar days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(v) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60 calendar day period by the Holders of a majority in aggregate principal amount of the outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 6.07 Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any Holder to institute suit for the enforcement of payment of the principal amount, premium (if any) and accrued and unpaid interest in respect of the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, shall not be adversely amended without the consent of such Holder.

Section 6.08 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.09 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.04, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.10 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section 6.10 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.11 Control by Holders. The Holders of a majority in principal amount of the Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee by the Holders of the Notes; provided that a Responsible Officer of the Trustee, in good faith, may refuse to follow any direction that conflicts with any rule of law or with this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder) or that would involve the Trustee in personal liability or would otherwise be contrary to applicable law, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.12 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default:

(i) described in Section 6.01(a) or 6.01(b); or

(ii) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.13 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Notes, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal amount or premium (if any) on any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise.

Section 6.14 Waiver of Stay or Extension Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

THE TRUSTEE

Section 7.01 General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article 7.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 7.02 Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(1) In the absence of bad faith on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both pursuant to Section 11.04 and conforming to Section 11.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, loss, liability or expenses that might be incurred by it in compliance with such request or direction.

(5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.11 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(6) The Trustee may consult with counsel of its selection, and the verbal or written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(7) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers.

(8) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(9) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default, as applicable, is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(10) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(11) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(12) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(13) Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the securities.

(14) Any discretion, permissive right or privilege of the Trustee hereunder shall not be construed an obligation or duty.

(15) The Trustee shall not be liable for actions taken or errors of judgment made by the Trustee in good faith.

(16) The Trustee shall have no obligation to pursue any action that is not in accordance with applicable law.

Section 7.03 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a Lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided that the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04 Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05 Notice of Default. If any Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in the Trust Indenture Act Section 313(c).

Section 7.06 Reports by Trustee to Holders. Within 60 days after each December 1, beginning with December 1, 2025, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such February 1, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which the Notes are or may be listed and with the Commission, if required by Trust Indenture Act Section 313(d). The Guarantors or the Company will promptly notify the Trustee in writing when any Notes are listed on any national securities exchange and of any delisting.

Section 7.07 Compensation and Indemnity. (a) The Company will pay the Trustee compensation as mutually agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon written request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b) The Company will indemnify each of the Trustee and any predecessor Trustee for, and hold it harmless against, any and all loss, liability, cost, damage, claim or fee and expense (including reasonable attorneys’ fees and expenses and court costs) incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance, enforcement (including this Section) or administration of this Indenture and its duties under this Indenture and the Notes, as adjudicated by a court of competent jurisdiction, including the costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of defending itself against any claim (whether asserted by the Company, the Guarantors, a Holder or any other Person) or liability and of complying with any process served upon it or any of its officers or authorized signatories in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

(c) To secure the Company’s payment obligations in this Section, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a grant of a security interest by the Company or the Guarantor in its own assets under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

(d) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(e) or Section 6.01(f), the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

(e) The provisions of this Section 7.07 shall survive any termination or satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

Section 7.08 Replacement of Trustee. (a)(1)The Trustee may resign at any time by written notice to the Company.

(2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by 30 days’ written notice to the Trustee and the Company.

(3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, sells or transfers all or substantially all of its corporate trust business to, another entity, corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10 Eligibility. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11 Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8

DEFEASANCE AND DISCHARGE

Section 8.01 Defeasance and Discharge of Indenture. The Company may discharge its obligations under this Indenture when:

(a) either

(i) all the Notes that have been authenticated and delivered have been accepted by the Trustee for cancellation (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.04); or

(ii) all the Notes that have not been accepted by the Trustee for cancellation (A) shall have become due and payable, (B) are by their terms to become due and payable at their Stated Maturity within one year or (C) are scheduled for redemption within one year and the Company shall have made irrevocable arrangements satisfactory to the Trustee for the giving of notice of such redemption by the Trustee in the Company’s name and at the Company’s expense; provided that, in each case (A), (B) or (C), the Company shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee sufficient funds to pay and discharge the entire indebtedness all outstanding Notes at their State Maturity or scheduled Redemption Date; and

(b) the Company shall have paid or caused to be paid all other sums then due and payable under this Indenture; and

(c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

If the foregoing conditions are met, the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments prepared by the Company acknowledging such satisfaction of and discharging this Indenture except as to:

(i) rights of registration of transfer and exchange of Notes;

(ii) the Company’s right of optional redemption;

(iii) substitution of mutilated, defaced, destroyed, lost or stolen Notes;

(iv) rights of Holders to receive payment of the principal amount, premium (if any) and interest when due and payable;

(v) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and

(vi) the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; and the rights of the Company to be repaid any money pursuant to Sections 8.05 and 8.06.

Section 8.02 Legal Defeasance. After the 91st calendar day following the deposit referred to in clause (a) below of this Section 8.02, the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and this Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08 and as set forth in clauses (i) through (vi) of Section 8.01(c); provided that the following conditions have been satisfied:

(a) the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders in cash in U.S. dollars or U.S. Governmental Obligations or a combination thereof (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 8.06) in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent financial advisors to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all of the principal, premium (if any) and interest when the same becomes due and payable at Stated Maturity, upon optional redemption, upon required repurchase or otherwise or if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name and at the Company’s expense;

(b) the Company has delivered to the Trustee an Opinion of Counsel stating that, as a result of a published IRS ruling (or a ruling on which the beneficial owners of the Notes can rely) or a change in applicable U.S. federal income tax law, the beneficial owners of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

(c) no Default with respect to the outstanding Notes has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st calendar day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st calendar day;

(d) the defeasance will not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all Notes were in default within the meaning of such Act;

(e) the deposit will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

(f) the defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and

(g) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Prior to the end of the 91 calendar day period, none of the Company’s obligations under this Indenture or the Notes will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for the surviving obligations specified above.

Section 8.03 Covenant Defeasance. Following the deposit referred to in Section 8.02(a), the Company’s obligations set forth in Sections 4.04, 4.07, 4.08, 4.09, 4.10 and Sections 6.01(c) and (d) will no longer constitute an Event of Default; provided that the following conditions have been satisfied:

(a) the Company has complied with clauses (a), (c), (d), (e), (f) and (g) of Section 8.02; and

(b) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur.

Except as specifically stated above, none of the Company’s obligations under this Indenture will be discharged.

Section 8.04 Application by Trustee of Funds Deposited for Payment of Notes. Subject to Section 8.06, all moneys deposited with the Trustee pursuant to Section 8.01 or Section 8.02 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium (if any) and interest. Such money need not be segregated from other funds except to the extent required by law.

Section 8.05 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to the Company or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

Section 8.06 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Subject to applicable abandoned property law, any moneys or Governmental Obligations deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or premium (if any) on or interest on any Note and not applied but remaining unclaimed for two years after the date upon which such principal, premium or interest shall have become due and payable, shall, at the Company’s request, be repaid to the Company by the Trustee or such Paying Agent, and the Holder of the Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease. Neither the Trustee nor any Paying Agent will be liable for those payments after the Company has been repaid.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01 Supplemental Indentures without Consent of Holders. Without the consent of any Holders, each of the Company and the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants, agreements and obligations of the Company herein and in the Notes;

(ii) to evidence the succession of another Person to a Guarantor and the assumption by any such successor of the covenants, agreements and obligations of such Guarantor herein and in the Notes and the Guarantee;

(iii) to add to the covenants of the Company and the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantors;

(iv) to add any additional Events of Default for the benefit of the Holders;

(v) to add, change or eliminate any provision of this Indenture applying to the Notes; provided that the Company deems such action necessary or advisable and that such action does not materially adversely affect the interests of any Holder of the Notes;

(vi) to evidence and provide for a successor Trustee with respect to the Notes or to add to or change any provision to the extent necessary to appoint a separate Trustee for the Notes;

(vii) to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this clause (vii) does not materially adversely affect the rights of the Holders of the Notes (in which case the Company will deliver to the Trustee an Officers’ Certificate confirming the same);

(viii) to supplement any provision of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance or discharge of the Notes; provided that such change or modification does not materially adversely affect the interests of the Holders of the Notes;

(ix) to add, change or eliminate any provision of this Indenture in accordance with the Trust Indenture Act in connection with or following qualification thereunder; provided that such action does not materially adversely affect the interests of any Holder of Notes;

(x) to convey, transfer, assign, mortgage or pledge to the Trustee as collateral security for the Notes any property or assets or to release collateral in accordance with Section 4.07;

(xi) to provide for or release Guarantors in accordance with Section 4.08;

(xii) to provide for the issuance of Additional Notes ranking equally with the Notes in all respects (other than (A) the payment of interest accruing prior to the issue date of such Additional Notes and (B) the first payment of interest following the issue date of such Additional Notes); provided that, if such Additional Notes are not fungible with the Original Notes for U.S. federal income tax purposes, then such Additional Notes shall have a separate CUSIP, ISIN or other identifying number from the Original Notes;

(xiii) to conform any provision of this Indenture to the “Description of Notes” contained in the Offering Memorandum (in which case the Company will deliver to the Trustee an Officers’ Certificate confirming the same); or

(xiv) to make any change in the Guarantee that would not adversely affect the Holders.

Section 9.02 Supplemental Indentures with Consent of Holders. When authorized by a Board Resolution, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture if the Company obtains the written consent of the Holders of at least a majority in aggregate principal amount of outstanding Notes affected by such supplemental indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(i) reduce the rate of or change the time for payment of interest on any Note;

(ii) reduce the principal amount of, or change the Stated Maturity of, any Note;

(iii) reduce the redemption price, including upon a Change of Control Triggering Event, of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (other than amendments to the definition of “Change of Control” prior to the occurrence of a Change of Control Triggering Event);

(iv) make the principal, premium if any, or interest of any Note payable in money other than that stated in the Note or other than in accordance with the provisions of this Indenture;

(v) reduce the quorum or voting requirements under this Indenture;

(vi) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any modification of this Indenture for any waiver of compliance with certain provisions of this Indenture, for waiver of certain defaults hereunder and their consequences, or for consent to take any action under this Indenture, in each case where this Indenture requires the consent of the Holder of each outstanding Note affected thereby;

(vii) change the ranking of the Notes in a manner adverse to the Holders of the Notes;

(viii) waive any Default in the payment of principal, premium, if any, or interest of or on the Notes; or

(ix) amends the contractual right of any Holder to institute suit for enforcement of payment of the principal amount of, premium (if any) and interest on a Holder’s Notes on or after the respective due dates therefor expressed or provided for in such Notes.

It shall not be necessary for any act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act approves the substance thereof.

Section 9.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 9 or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Sections 11.04 and 11.05, an Opinion of Counsel and an Officers’ Certificate, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and is a legal, valid and binding obligation of each of the Company and Guarantors, enforceable against it in accordance with its terms. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05 Conformity with Trust Indenture Act. If this Indenture is then qualified under the Trust Indenture Act, every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act.

Section 9.06 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

ARTICLE 10

GUARANTEE

Section 10.01 Guarantee. Each Guarantor hereby unconditionally and irrevocably guarantees to each Holder and to the Trustee and its successors and assigns:

(a) the full and punctual payment of principal of, premium (if any) on and interest on the Notes when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes; and

(b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing under (a) and (b) of this Section 10.01 being hereinafter collectively called the “Guaranteed Obligations”).

Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it and that it will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to it of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of the Guarantors hereunder shall not be affected by:

(i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Guarantors or any other Person under this Indenture, the Notes or any other agreement or otherwise;

(ii) any extension or renewal of any thereof;

(iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement;

(iv) the release of any security held by any Holder or the Trustee for the obligations of any of them;

(v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or

(vi) except as set forth in Section 10.05, any change in the ownership of the Guarantors.

Each Guarantor further agrees that the Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 8.02 and 10.05, the obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, this Indenture, the Notes or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity.

Each Guarantor further agrees that the Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or premium (if any) on or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantors by virtue hereof, upon the failure of the Company to pay the principal of or premium (if any) on or interest on any Guaranteed Obligation when or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by Guarantors for the purposes of this Section.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

Section 10.02 Successors and Assigns. This Article 10 shall be binding upon the Guarantors and their successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.03 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.04 Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstances.

Section 10.05 Release of Guarantors and Termination of Guarantee. If a Guarantor and the Company merge with each other or consolidate together in a transaction permitted by Sections 5.01 and 5.02, then the applicable Guarantee shall automatically be terminated upon the consummation of such merger or consolidation and shall no longer have any effect from such time without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such termination. The Guarantee of the Notes by HDD Cayman shall be released at the Company’s request upon the concurrent or prior repayment of all outstanding notes issued by HDD Cayman under Rule 144A and the concurrent or prior release of all guarantees by HDD Cayman of notes issued by the Company under Rule 144A.

ARTICLE 11

MISCELLANEOUS

Section 11.01 Trust Indenture Act of 1939. Initially, this Indenture shall not be qualified under the Trust Indenture Act, but is governed by the provisions of the Trust Indenture Act to the extent expressly incorporated by reference herein. If this Indenture is later qualified under the Trust Indenture Act, then this Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 11.02 Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b)(1)Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 11.03 Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five calendar days after mailing when mailed by first class mail, postage prepaid or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Company:

Seagate Data Storage Technology Pte. Ltd.

c/o Seagate Technology Holdings plc

47488 Kato Road

Fremont, CA 94538

Attention: Chief Legal Officer

with a copy to:

Latham and Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Steven Stokdyk, Esq. and Andrew Baker, Esq.

if to the Trustee:

Computershare Trust Company, National Association

CTO Mail Operations

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Corporate Trust Department – Seagate Data Storage Technology Pte Ltd. Administrator/Casey Boyle

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices (which are deemed given on the first date on which such publication is made), any notice or communication to a Holder will be deemed given five calendar days after mailing to the Holder at its address as it appears on the Register by first class mail, postage prepaid or, as to any Global Note registered in the name of DTC or its nominee, in accordance with the procedures of DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 11.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that all such conditions precedent have been complied with, provided, however, that no such Opinion of Counsel shall be required to be furnished in connection with the issuance of the Notes on the Issue Date.

Section 11.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 11.06 Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.07 Governing Law; Waiver of Jury Trial. This Indenture, including any Note Guarantee, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Company, the Guarantors and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, including any Note Guarantee, the Notes or the transactions contemplated hereby.

Section 11.08 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 11.09 Successors. All agreements of the Company or the Guarantors in this Indenture and the Notes will bind their successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 11.10 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, electronic signature, or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, electronic signature, or PDF shall be deemed to be their original signatures for all purposes. This Indenture (and any document executed in connection with this Indenture) shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

Section 11.11 Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 11.13 No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or the Guarantors, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, any Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.14 Consent to Jurisdiction; Appointment of Agent for Service of Process. The Company and the Guarantors, jointly and severally, agree that:

(a) Any suit, action or proceeding against the Company or the Guarantors arising out of or relating to this Indenture and the Notes may be instituted in any state or U.S. federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and the Company and the Guarantors irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Indenture, the Notes and the Registration Rights Agreement, including such actions, suits or proceedings relating to the securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or the Guarantors and may be enforced in any court to the jurisdiction of which the Company or the Guarantors is subject by a suit upon such judgment; provided that service of process is effected upon the Company or the Guarantors in the manner provided by this Section 11.14.

(b) The Company and the Guarantors have appointed Seagate Technology LLC, located at 47488 Kato Road, Fremont, CA 94538, Attn: Chief Legal Officer as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Indenture or the transactions contemplated herein which may be instituted in any state or U.S. federal court in the Borough of Manhattan, The City of New York, New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Seagate Technology LLC has accepted such appointment and has agreed to act as said agent for service of process. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and the Guarantors. Notwithstanding the foregoing, any action involving the Company or the Guarantors arising out of or relating to this Indenture, the Notes and the Registration Rights Agreement may be instituted in any court of competent jurisdiction in any other jurisdiction.

The provisions of this Section 11.14 shall survive any termination or cancellation of this Indenture.

Section 11.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, labor dispute, disease, epidemic or pandemic, quarantine, national emergency, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, communications system failure, malware or ransomware or unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems or unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. For the avoidance of doubt, the Trustee acknowledges and agrees that the COVID-19 pandemic and any related restrictions that exist on, or existed prior to, the date of execution do not qualify as a force majeure event hereunder.

Section 11.16 U.S.A. PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 11.17 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase United States dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given. The obligation of the Company and the Guarantors with respect to any sum due from it to the Trustee and the Holders shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by the Trustee or the Holders of any sum in such other currency, and only to the extent that the Trustee may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Trustee or the Holders, the Company and the Guarantors, jointly and severally, to the extent permitted by law, agree as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee and such Holders against such loss. If the United States dollars so purchased are greater than the sum originally due to the Trustee or the Holders, the Trustee and the Holders hereby agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such person.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD.,
as Issuer

By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Authorized Officer

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY,
as Guarantor

By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Chief Financial Officer and Executive Vice President, Authorized Person

SEAGATE TECHNOLOGY UNLIMITED COMPANY,
as Guarantor

By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Authorized Officer

SEAGATE HDD CAYMAN,
as Guarantor

By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Chief Financial Officer, Authorised Signatory

[SIGNATURE PAGE TO 2030 NOTES INDENTURE]

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Corey J. Dahlstrand
Name:
Title:

[SIGNATURE PAGE TO 2030 NOTES INDENTURE]

EXHIBIT A

SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD.

5.875% Senior Notes due 2030

[CUSIP No.] [ISIN] [ ]

No.	[Up to] $[ ]

Seagate Data Storage Technology Pte. Ltd., a private company limited by shares registered in Singapore (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [    ], or its registered assigns, the principal sum [set forth on the Schedule of Exchanges of Notes attached hereto][of [    ] DOLLARS ($[    ])] on July 15, 2030.

Interest Rate:	5.875% per annum.

Interest Payment Dates:	January 15 and July 15, commencing January 15, 2026.

Regular Record Dates:	January 1 and July 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

Exhibit A-1

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD.

By:
Name:
Title:

Exhibit A-2

(Form of Trustee’s Certificate of Authentication)

This is one of the 5.875% Senior Notes due 2030 described in the Indenture referred to in this Note.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

Exhibit A-3

[REVERSE SIDE OF NOTE]

SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD.

5.875% Senior Notes due 2030

1.	Principal and Interest.

The Company promises to pay the principal of this Note on July 15, 2030.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 5.875% per annum (subject to adjustment as provided below).

Interest will be payable semiannually on each interest payment date, commencing January 15, 2026, to the holders of record of the Notes at the close of business on the January 1 and July 1 immediately preceding the interest payment date. However, the Company will pay the interest payable on the Notes at their Stated Maturity to the Persons to whom the Company pays the principal amount of the Notes.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated May 27, 2025, between the Company, the Guarantors and the Initial Purchasers named therein relating to the Company’s 5.875% Senior Notes due 2030 (the “Registration Rights Agreement”), which provides in certain circumstances for the payment of additional interest to certain Holders of Notes, subject to the terms and conditions of such agreement.]*

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or its predecessor note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

In connection with any payment of principal or interest, the Company will also pay any Additional Amounts owed in respect thereof pursuant to the Indenture.

The Company will pay interest on overdue principal, premium, if any, and interest at the rate applicable to this Note. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.	Indenture.

This is one of the Notes issued under an Indenture dated as of May 27, 2025 (as amended from time to time, the “Indenture”), among the Company, the Guarantors and Computershare Trust Company, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and, to the extent

*	Include for any Note to which the Registration Rights Agreement is applicable.

Exhibit A-4

applicable, those specifically made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $400,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed by the Guarantors, as set forth in the Indenture.

3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or Governmental Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued and unpaid interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company or any of its significant subsidiaries) under the Indenture occurs with respect to the Notes and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes may, by written notice, require the Company to repay immediately the entire principal amount of the outstanding Notes, together with all accrued and unpaid interest. If a bankruptcy Event of Default with respect to the Company or any of its significant subsidiaries occurs and is continuing, then the entire principal amount of the outstanding Notes will automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing defaults or Events of Default if it determines that withholding notice is in their interest.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may under certain circumstances amend or supplement the Indenture or the Notes.

Exhibit A-5

7.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

8.	Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to the Company at the following address:

Seagate Data Storage Technology Pte. Ltd.

c/o Seagate Technology Holdings plc

47488 Kato Road

Fremont, CA 94538

Attention: Chief Legal Officer

Exhibit A-6

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Exhibit A-7

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to May 27, 2026, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐

(1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐

(2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐

(3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee: *  ___________________________________________

*

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-8

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount (in original principal amount) below:

$

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: *

*

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-9

SCHEDULE OF EXCHANGES OF NOTES*

The initial outstanding principal amount of this Global Note is $[    ]. The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*	This Schedule to be included only if this Note is issued in global form.

Exhibit A-10

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of    ,

among

SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD.,

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

and

The Guarantors Party Hereto

5.875% Senior Notes due 2030

Exhibit B-1

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of    , , among SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD., a private company limited by shares registered in Singapore (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation or organization] (collectively “Undersigned”) and Computershare Trust Company, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee entered into the Indenture, dated as of May 27, 2025 (the “Indenture”), relating to the Company’s 5.875% Senior Notes due 2030 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances a Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Undersigned, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of Holders as follows:

1.	Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.

Guarantee. The Undersigned hereby agrees to become a party to the Indenture as a Guarantor and shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Undersigned agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements as follows:

(a)

Subject to the provisions of this Supplemental Indenture, the Undersigned hereby irrevocably and unconditionally guarantees on an unsecured unsubordinated basis, the full and punctual payment (whether at stated maturity, upon redemption, purchase pursuant to an offer to purchase or acceleration, or otherwise) of the principal of, interest on and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture in respect of the Notes. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.

(b)	The obligations of the Undersigned hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

Exhibit B-2

(i)	any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;

(ii)	any modification or amendment of or supplement to the Indenture or any Note;

(iii)

any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;

(iv)

the existence of any claim, set-off or other rights which the Undersigned may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(v)

any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or

(vi)

any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Undersigned’s obligations hereunder.

(c)

Except as otherwise provided in the Indenture, the Undersigned’s obligations hereunder will remain in full force and effect until the principal of and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Undersigned’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

(d)

The Undersigned irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

(e)

Upon making any payment with respect to any obligation of the Company under this Article, the Undersigned will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Undersigned may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

(f)

If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Undersigned hereunder forthwith on demand by the Trustee or the Holders.

Exhibit B-3

(g)

Notwithstanding anything to the contrary in this Supplemental Indenture, the Undersigned, and by its acceptance of Notes, each Holder, confirms that it is the intention of all such parties that the Note Guarantee of the Undersigned not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Undersigned irrevocably agree that the obligations of the Undersigned under its Note Guarantee are limited to the maximum amount that would not render the Undersigned’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

3.

Enforceability. The execution of this Supplemental Indenture shall constitute a legal, valid and binding obligation of each of the Company and the Guarantors, enforceable against it in accordance with its terms.

4.	Notation not Required. Neither the Company nor the Undersigned shall be required to make a notation on the Securities to reflect the Note Guarantee or any release, termination or discharge thereof.

5.	Governing Law. The laws of the State of New York shall govern this Supplemental Indenture.

6.

Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, electronic signature, or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by electronic signature, facsimile or PDF shall be deemed to be their original signatures for all purposes.

7.	Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.

The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Undersigned, the Company and the Guarantors.

9.

Successors. All agreements of the Undersigned in the Indenture, this Supplemental Indenture and the Note Guarantee shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

10.

No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture at law, in equity, by statute or otherwise.

Exhibit B-4

11.

Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the Undersigned therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Undersigned in any case shall entitle the Undersigned to any other or further notice or demand in the same, similar or other circumstance.

Exhibit B-5

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD., as Company

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Exhibit B-6

EXHIBIT C

[RESTRICTED LEGEND]

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT IT IS NOT AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF SEAGATE TECHNOLOGY HOLDINGS PLC AND (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO SEAGATE TECHNOLOGY HOLDINGS PLC, THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

Exhibit C-1

EXHIBIT D

[DTC LEGEND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

Exhibit D-1

EXHIBIT E

REGULATION S CERTIFICATE

To:	COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

Computershare Trust Company, National Association

as Trustee and Registrar

1505 Energy Park Drive

St. Paul, MN 55108

Attn: Corporate Trust Department – Seagate Data Storage Technology Pte Ltd. Administrator/Casey Boyle

Telephone No.: (800) 344-5128

Email: #NACCTBondholdercommunications@computershare.com

Re:

SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD.

5.875% Senior Notes due July 15, 2030 (the “Notes”) issued under the Indenture, dated as of May 27, 2025 (as amended, supplemented or otherwise modified, the “Indenture”)

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A. This Certificate relates to our proposed transfer of $[    ] principal amount of Notes issued under the Indenture. We hereby certify as follows:

1.

The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

Exhibit E-1

5.

If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of a Guarantor, the Company or any of their Subsidiaries or an Initial Purchaser (each as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B. This Certificate relates to our proposed exchange of $[    ] principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.

At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.

Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Exhibit E-2

EXHIBIT F

RULE 144A CERTIFICATE

To:	COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

Computershare Trust Company, National Association

as Trustee and Registrar

1505 Energy Park Drive

St. Paul, MN 55108

Attn: Corporate Trust Department – Seagate Data Storage Technology Pte Ltd. Administrator/Casey Boyle

Telephone No.: (800) 344-5128

Email: #NACCTBondholdercommunications@computershare.com

Re:

SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD.

5.875% Senior Notes due July 15, 2030 (the “Notes”) issued under the Indenture, dated as of May 27, 2025 (as amended, supplemented or otherwise modified, the “Indenture”)

Ladies and Gentlemen:

This Certificate relates to: [CHECK A OR B AS APPLICABLE.]

☐ A. Our proposed purchase of $[    ] principal amount of Notes issued under the Indenture.

☐ B. Our proposed exchange of $[    ] principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of Companies that are not affiliated with us (or such accounts, if applicable), as of    , 20 , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Guarantors (as defined in the Indenture) as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company (as defined in the Indenture) are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Exhibit F-1

EXHIBIT G

INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE

To:	COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

Computershare Trust Company, National Association

as Trustee and Registrar

1505 Energy Park Drive

St. Paul, MN 55108

Attn: Corporate Trust Department – Seagate Data Storage Technology Pte Ltd. Administrator/Casey Boyle

Telephone No.: (800) 344-5128

Email: #NACCTBondholdercommunications@computershare.com

Re:

SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD.

5.875% Senior Notes due July 15, 2030 (the “Notes”) issued under the Indenture, dated as of May 27, 2025 (as amended, supplemented or otherwise modified, the “Indenture”)

Ladies and Gentlemen:

This Certificate relates to: [CHECK A OR B AS APPLICABLE.]

☐ A. Our proposed purchase of $[    ] principal amount of Notes issued under the Indenture.

☐ B. Our proposed exchange of $[    ] principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.

We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.

We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.

We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.

We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

Exhibit G-1

We agree for the benefit of the Company (as defined in the Indenture), on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, a Guarantor or any of their Subsidiaries (each as defined in the Indenture), (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee (as defined in the Indenture) a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Exhibit G-2

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

Exhibit G-3

EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

Computershare Trust Company, National Association

as Trustee and Registrar

1505 Energy Park Drive

St. Paul, MN 55108

Attn: Corporate Trust Department – Seagate Data Storage Technology Pte Ltd. Administrator/Casey Boyle

Telephone No.: (800) 344-5128

Email: #NACCTBondholdercommunications@computershare.com

OR

[Name of DTC Participant]

Re:	SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD.

5.875% Senior Notes due July 15, 2030 (the “Notes”) issued under the Indenture, dated as of May 27, 2025 (as amended, supplemented or otherwise modified, the “Indenture”)

Ladies and Gentlemen:

We are the beneficial owner of $  principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐ A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company (as defined in the Indenture) are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Exhibit H-1

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Exhibit H-2

[FORM II]

Certificate of Beneficial Ownership

To:	COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

Computershare Trust Company, National Association

as Trustee and Registrar

1505 Energy Park Drive

St. Paul, MN 55108

Attn: Corporate Trust Department – Seagate Data Storage Technology Pte Ltd. Administrator/Casey Boyle

Telephone No.: (800) 344-5128

Email: #NACCTBondholdercommunications@computershare.com

Re:

SEAGATE DATA STORAGE TECHNOLOGY PTE. LTD.

5.875% Senior Notes due July 15, 2030 (the “Notes”) issued under the Indenture, dated as of May 27, 2025 (as amended, supplemented or otherwise modified, the “Indenture”)

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $ principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company (as defined in the Indenture) are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

Exhibit H-3

EXHIBIT I

[TEMPORARY OFFSHORE GLOBAL NOTE LEGEND]

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

UPON THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THIS TEMPORARY GLOBAL NOTE SHALL BE DEEMED TO BE A PERMANENT GLOBAL NOTE.

Exhibit I-1